Exhibit 99

FOR IMMEDIATE RELEASE:

Contact:

David P. Boyle

Executive Vice President & CFO

Phone 717.530.2294

77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Announces Fourth Consecutive Quarter of Positive Earnings;

Posts Net Income of $2.1 Million for the Third Quarter of 2013

•	Net income for the three months ended September 30, 2013 totaled $2.1 million, the fourth consecutive quarter of positive earnings and an improvement of $23.5 million from the net loss of $21.4 million for the three months ended September 30, 2012.
•	Net income totaled $7.1 million for the nine months ended September 30, 2013, an improvement of $46.6 million from the net loss of $39.5 million for the nine months ended September 30, 2012.
•	On a quarter over quarter basis, the Company’s portfolio loan balances grew $10.9 million for the three months ended September 30, 2013, or 6.4% on an annualized basis.
•	The allowance for loan losses as a percent of total loans outstanding remained strong and totaled 3.11% at September 30, 2013, or 126.4% of nonaccrual loans.
•	$3.1 million of targeted expenses were eliminated in the first nine months of 2013 compared to the same period in 2012 and redeployed for continued infrastructure enhancements to support future growth.

SHIPPENSBURG, PA (October 23, 2013) Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings of $2.1 million for the third quarter of 2013, compared to a loss of $21.4 million for the same quarter in 2012. Net income was $7.1 million for the nine months ended September 30, 2013, compared to a loss of $39.5 million for the nine months ended September 30, 2012. In the third quarter of 2012, the Company recorded a full valuation allowance charge on its net deferred tax asset of $19.9 million, which negatively impacted results of operations for the three and nine months ended September 30, 2012.

Diluted earnings (loss) per share amounted to $0.26 for the three months ended September 30, 2013, as compared to ($2.65) for the third quarter of 2012. Return on average assets and return on average equity totaled 0.71% and 9.61%, respectively, for the three months ended September 30, 2013. Diluted earnings (loss) per share amounted to $0.87 for the nine months ended September 30, 2013, as compared to ($4.90) for the same period in 2012. Return on average assets and return on average equity totaled 0.79% and 10.77%, respectively, for the nine months ended September 30, 2013.

“We began to see growth in most loan segments in the third quarter, which was a result of our investment in new people and markets, as well as broadening relationships with existing customers. Total loan portfolio balances grew $10.9 million in the third quarter, or 6.4% on an annualized basis,” stated Thomas R. Quinn, Jr., President and CEO.

“We continue to position Orrstown Bank to enhance long term shareholder value through the growth in earning assets and prudent balance sheet management, while we maintain our diligent focus on managing our remaining asset quality issues,” Quinn continued.

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OPERATING RESULTS

Net Interest Income

Net interest income totaled $7.8 million for the three months ended September 30, 2013, a $1.2 million, or 14.0%, decrease compared to the $9.0 million earned in the same period in 2012. For the nine months ended September 30, 2013, net interest income totaled $23.6 million, a decrease of $5.8 million from the $29.4 million earned in the same period in 2012. The decline in net interest income is a result of both a decrease in the volume of interest earning assets and in the average interest rates earned. Average earning assets were $1.12 billion for the nine months ended September 30, 2013, a decrease of $198 million from the average of $1.32 billion for the same period in 2012. The 15.1% reduction in interest-earning assets was primarily a result of the two loan sales in 2012 and the Company’s desire to decrease assets in 2012 to maintain its capital ratios, resulting in reduced net interest income. Net interest margin has trended lower due to the proceeds from asset sales, loan and security prepayments and maturities being reinvested in lower interest rate instruments. Net interest margin for the three months ended September 30, 2013 was 2.96%, compared to 3.10% for the same period in 2012. On a year-to-date basis, net interest margin was 2.98%, as compared to 3.16% for the same period in 2012.

The Company has been able to effectively manage its cost of funds to partially offset lower yields earned on assets. The cost of funds declined to 0.44% and 0.46% for the three and nine months ended September 30, 2013, respectively, an improvement over 0.55% and 0.61% for the same periods in 2012.

Provision for Loan Losses

The Company recorded no provision for loan losses for the three months ended September 30, 2013, and a negative provision for loan losses, or a reversal of amounts previously provided, of $1.4 million for the nine months ended September 30, 2013. During the second quarter of 2013, the Company received payments on classified loans with partial charge-offs recorded. As payments received during the quarter exceeded the carrying value of these loans, the excess was included in recoveries of loan amounts previously charged off, and was taken into income through a negative provision for loan losses. No provision was required for the third quarter of 2013, as net recoveries of $1.2 million recorded during the period were sufficient to cover the additional reserve required that has resulted from change in the volume and quality of the Company’s loan portfolio.

Noninterest Income

Noninterest income, excluding securities gains, totaled $4.4 million for the three months ended September 30, 2013, compared to $4.9 million for the same period in 2012. Several factors led to the lower revenues for the three months ended September 30, 2013 compared to 2012. The Company recorded a gain on the sale of its merchant service business of $149 thousand in the third quarter of 2012, with no similar benefit in 2013. In addition, during the past several months, mortgage interest rates have risen, leading to a reduction in the number of customers refinancing their residential mortgages, resulting in a $204 thousand decline in mortgage banking revenues to $727 thousand for the quarter ended 2013, as compared to the same period in 2012. The Company has experienced a decline in other services charges which is consistent with the downward trends in loan and deposit balances. Partially offsetting these unfavorable variances were the revenues generated by Orrstown Financial Advisors, which generates trust and brokerage income. Orrstown Financial Advisors recorded revenues of $1.7 million for the quarter ended September 30, 2013, an increase of 16.4% over the same period in the prior year.

For the nine months ended September 30, 2013, noninterest income, excluding securities gains, totaled $13.4 million compared to $13.3 million for the nine months ended September 30, 2012. On a year-to-date basis, mortgage banking revenue was favorably influenced by a low interest rate environment during the first six months of 2013, allowing for favorable refinancing conditions coupled with greater stability in the real estate market. For the nine months ended September 30, 2013, mortgage banking revenues totaled $2.6 million, an increase of 20.6% over the same nine months in 2012. Further, on a year-to-date basis, Orrstown Financial Advisors revenues totaled $5.1 million for the nine months ended September 30, 2013, a 12.4% increase over the same period in 2012.

Securities gains (losses) totaled $157 thousand and $279 thousand for the three and nine months ended September 30, 2013, compared to ($2) thousand and $4.8 million for the same periods in 2012. In 2013, asset/liability management strategies and interest rate conditions resulted in a limited number of security sales. Strategic considerations and interest rate conditions, as well as a desire to maintain capital levels, factored into the extent and timing of securities gains taken in 2012.

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Noninterest expenses

Noninterest expenses totaled $10.5 million for the three months ended September 30, 2013, compared to $11.1 million for the corresponding prior year period, a decrease of 5.4%. On a year-to-date basis, noninterest expenses amounted to $31.8 million, a decrease of $937 thousand, or 2.9%, from $32.7 million for the same period in 2012. The components of the noninterest expenses between the two periods differed, and reflect the success of the Company’s asset quality remediation efforts.

Asset quality related costs, including collection, problem loan and real estate owned expenses, totaled $239 thousand and $680 thousand, respectively, for the three and nine months ended September 30, 2013, reductions of $584 thousand and $1.9 million, respectively, from the same periods in 2012. In addition, during the nine months ended September 30, 2013, the Company was able to lower its consulting expenses, which are included in professional services, by $524 thousand compared to the same period in 2012. These reductions in expenses are consistent with the Company’s previously disclosed ‘Operation Bottom Line’ initiative, in which certain expenses were targeted to be reduced by 25% over a two year period.

Growth in salaries and employee benefits were experienced during 2013, with total expenses for the three and nine months ended September 30, 2013 totaling $5.6 million and $16.7 million, respectively, representing increases of $710 thousand and $2.2 million over the same periods in 2012. A large component of the difference pertains to an increase in the Company’s number of full-time equivalents, which has increased as we continue to enhance our enterprise risk management practices and procedures, and placed less reliance on outside consultants. An additional factor contributing to the increase in salaries and benefit expense was the restoration of certain incentive based employee benefits as a result of the Company’s return to profitability.

Despite lower levels of noninterest expenses in 2013 compared to 2012, the Company’s efficiency ratio increased for the three and nine months ended September 30, 2013 to 82.4% and 82.0%, respectively, compared to 75.1% and 71.7%, respectively, for the same periods in 2012. The higher, or less favorable, ratios were the result of the declines in net interest income between the two periods, and lower levels of noninterest income for the three months ended September 30, 2013. The efficiency ratio expresses noninterest expense as a percentage of tax equivalent net interest income and noninterest income, excluding securities gains, intangible asset amortization and other real estate income and expenses.

Income Taxes

Income tax expense (benefit) totaled ($281) thousand and ($221) thousand for the three and nine months ended September 30, 2013, on pre-tax income of $1.8 million and $6.9 million, respectively. This compared to an income tax expense of $19.0 million and $7.0 million recorded on pre-tax loss of $2.3 million and $32.5 million, respectively, for the three and nine months ended September 30, 2012.

During the third quarter of 2012, an evaluation was completed on the net deferred tax asset that existed at that time, which principally resulted from credit and credit related losses and expenses that the Company had experienced. As a result of the taxable losses that were generated during 2012, and our inability to fully offset the tax to the two preceding carryback years allowed by tax regulation, our net deferred tax asset was dependent on tax planning strategies and future taxable income. Based on forecasted taxable income at that time, combined with limited available tax planning strategies, we were not able to conclude that the deferred tax asset would more likely than not be realized in its entirety, and as such, a valuation allowance was established for the full amount beginning in the third quarter of 2012, which resulted in a charge at that time of $19.9 million. An updated evaluation was completed at September 30, 2013, and we continue to believe that the valuation allowance is appropriate. The net benefit recorded during the first nine months of 2013 pertains to a state income tax refund, offset by estimated federal alternative minimum tax.

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FINANCIAL CONDITION

Assets at September 30, 2013 were $1.21 billion, a $20.2 million decrease from $1.23 billion at December 31, 2012. Gross loans, excluding those held for sale, totaled $684 million at September 30, 2013, a $20.1 million decrease from December 31, 2012, but a $10.9 million increase from the balance at June 30, 2013. This growth in the loan portfolio experienced in the third quarter demonstrates the Company’s ability to attract new business relationships.

As a result of the reduction in gross loans since the beginning of the year, the Company has allowed run-off in its deposits, particularly time deposits which have a higher interest cost associated with them, resulting in total deposits declining by $50.1 million, or 4.6% during the nine months ended September 30, 2013. In addition, the Company invested some of its liquidity that was maintained in cash equivalents at December 31, 2012 into higher yielding securities available for sale. Both of these deposit and securities initiatives were implemented to improve net interest margin, while retaining sufficient liquidity to fund future loan growth.

Shareholders’ Equity

Shareholders’ equity totaled $89.6 million at September 30, 2013, an increase of $1.9 million, or 2.2%, since December 31, 2012. This increase was primarily the result of net income of $7.1 million posted for the nine months ended September 30, 2013, offset by a $5.5 million decline in accumulated other comprehensive income. The Company’s regulatory capital ratios continue to exceed all regulatory minimums required to be considered well capitalized, and have shown improvement since December 31, 2012. At September 30, 2013, the Company’s regulatory capital ratios consisted of a Tier-1 leverage ratio of 7.9%, a Tier-1 risk-based capital ratio of 12.8%, and a total risk-based capital ratio of 14.1%, an increase over December 31, 2012’s ratios of 6.8%, 10.9% and 12.2%, respectively. Net income recorded for the period combined with a reduction in assets resulted in the improved ratios.

Asset Quality

Risk assets, defined as nonaccrual loans, restructured loans, loans past due 90 days or more and still accruing, and real estate owned totaled $23.1 million at September 30, 2013, which was a 0.8% increase from December 31, 2012’s balance of $22.9 million and a 64.1% reduction from $64.4 million at September 30, 2012. The Company has been able to achieve its objective of reducing its level of risk assets from the highs that were recorded in 2012, and current levels are more consistent with pre-crisis levels. During the third quarter of 2013, restructured loans still accruing increased by $3.6 million, primarily the result of one relationship in which the borrower was experiencing reduced cash flows. The Bank has been working with the borrower through this period of reduced cash flow.

The allowance for loan losses totaled $21.3 million at September 30, 2013, a decrease of $1.9 million from $23.2 million at December 31, 2012, principally due to net charge-offs of $500 thousand during the nine month period, combined with the negative provision for loan losses of $1.4 million recorded in the second quarter of 2013. Despite the negative provision for loan losses and the net charge-offs recorded during 2013, the allowance for loan losses to total loans ratio was 3.11% at September 30, 2013, and the allowance for loan losses coverage ratio of nonaccrual loans and restructured loans remained strong at 96.2%.

Asset quality remains a top priority of the Company. Management will continue to identify, capture and monitor credit risk within the loan portfolio in order to mitigate future losses.

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Operating Highlights:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2013	2012	2013	2012
Net income (loss)	$2,109	$(21,352)	$7,077	$(39,484)
Diluted earnings (loss) per share	$0.26	$(2.65)	$0.87	$(4.90)
Dividends per share	$0.00	$0.00	$0.00	$0.00
Return on average assets	0.71%	(6.52)%	0.79%	(3.80)%
Return on average equity	9.61%	(81.99)%	10.77%	(45.26)%
Net interest income	$7,766	$9,029	$23,574	$29,417
Net interest margin	2.96%	3.10%	2.98%	3.16%

Balance Sheet Highlights:
(Dollars in thousands, except per share data)		September 30, 2013	December 31, 2012	September 30, 2012
Assets		$1,212,478	$1,232,668	$1,269,319
Loans, gross		685,290	711,601	811,787
Allowance for loan losses		(21,252)	(23,166)	(36,700)
Deposits		1,034,933	1,085,039	1,120,463
Shareholders’ equity		89,638	87,694	87,320

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)	September 30, 2013	December 31, 2012 *	September 30, 2012
Assets
Cash and cash equivalents	$70,376	$150,688	$107,604
Securities available for sale	384,522	301,970	291,649

Loans held for sale	1,648	7,862	8,049
Loans	683,642	703,739	803,738
Less: Allowance for loan losses	(21,252)	(23,166)	(36,700)

Net loans	664,038	688,435	775,087

Premises and equipment, net	26,375	26,782	26,929
Other assets	67,167	64,793	68,050

Total assets	$1,212,478	$1,232,668	$1,269,319

Liabilities
Deposits:
Non-interest bearing	$118,181	$121,090	$113,115
Interest bearing	916,752	963,949	1,007,348

Total deposits	1,034,933	1,085,039	1,120,463
Borrowings	41,751	47,120	49,874
Accrued interest and other liabilities	46,156	12,815	11,662

Total liabilities	1,122,840	1,144,974	1,181,999

Shareholders’ Equity
Common stock	422	421	420
Additional paid – in capital	123,100	122,724	122,616
Retained earnings (accumulated deficit)	(30,182)	(37,259)	(38,289)
Accumulated other comprehensive income	(3,682)	1,828	2,593
Treasury stock	(20)	(20)	(20)

Total shareholders’ equity	89,638	87,694	87,320

Total liabilities and shareholders’ equity	$1,212,478	$1,232,668	$1,269,319

*The consolidated balance sheet at December 31, 2012 has been derived from audited financial statements at that date.

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest and dividend income
Interest and fees on loans	$7,739	$9,567	$23,803	$30,717
Interest and dividends on investment securities	1,243	1,164	3,652	4,732

Total interest and dividend income	8,982	10,731	27,455	35,449

Interest expense
Interest on deposits	1,073	1,519	3,436	5,359
Interest on borrowings	143	183	445	673

Total interest expense	1,216	1,702	3,881	6,032

Net interest income	7,766	9,029	23,574	29,417
Provision for loan losses	0	5,100	(1,400)	47,300

Net interest income after provision for loan losses	7,766	3,929	24,974	(17,883)

Noninterest income
Service charges on deposit accounts	1,448	1,564	4,307	4,626
Trust department and brokerage income	1,699	1,460	5,053	4,496
Mortgage banking activities	727	931	2,584	2,143
Other income	568	927	1,472	2,009
Investment securities gains (losses)	157	(2)	279	4,824

Total noninterest income	4,599	4,880	13,695	18,098

Noninterest expenses
Salaries and employee benefits	5,584	4,874	16,717	14,508
Occupancy, furniture and equipment	1,386	1,245	4,049	3,677
Data processing	106	171	369	434
Advertising and bank promotions	231	434	716	1,115
FDIC insurance	647	788	1,938	2,019
Professional services	463	729	1,801	2,281
Collection and problem loan	184	593	565	1,890
Real estate owned expenses	55	230	115	706
Other operating expenses	1,881	2,069	5,543	6,119

Total noninterest expenses	10,537	11,133	31,813	32,749

Income (loss) before income tax (benefit)	1,828	(2,324)	6,856	(32,534)
Income tax expense (benefit)	(281)	19,028	(221)	6,950

Net income (loss)	$2,109	$(21,352)	$7,077	$(39,484)

Per share information:
Basic earnings (loss) per share	$0.26	$(2.65)	$0.87	$(4.90)
Diluted earnings (loss) per share	0.26	(2.65)	0.87	(4.90)
Dividends per share	0.00	0.00	0.00	0.00
Average shares and common stock equivalents outstanding	8,091,172	8,065,268	8,088,876	8,061,682

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ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable Equivalent Basis

	Three Months Ended
	September 30, 2013			September 30, 2012
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Assets
Federal funds sold & interest bearing bank balances	$61,681	$41	0.26%	$106,059	$71	0.27%
Securities	365,015	1,362	1.48	295,578	1,268	1.71
Loans	676,849	8,048	4.72	827,553	9,937	4.78

Total interest-earning assets	1,103,545	9,451	3.40	1,229,190	11,276	3.65

Other assets	75,406			77,234

Total	$1,178,951			$1,306,424

Liabilities and Shareholders’ Equity
Interest bearing demand deposits	$481,533	$171	0.14	$495,095	$248	0.20
Savings deposits	80,731	50	0.25	73,757	31	0.17
Time deposits	340,271	852	0.99	439,628	1,240	1.12
Short term borrowings	27,124	19	0.28	20,647	20	0.39
Long term debt	25,981	124	1.89	38,006	163	1.71

Total interest bearing liabilities	955,640	1,216	0.50	1,067,133	1,702	0.63

Non-interest bearing demand deposits	125,907			122,050
Other	10,320			10,611

Total Liabilities	1,091,867			1,199,794
Shareholders’ Equity	87,084			106,630

Total	$1,178,951		0.44%	$1,306,424		0.55%

Net interest income (FTE)/net interest spread		8,235	2.89%		9,574	3.02%

Net interest margin			2.96%			3.10%

Tax-equivalent adjustment		(469)			(545)

Net interest income		$7,766			$9,029

NOTES:	Yields and interest income on tax-exempt assets have been computed on a fully taxable equivalent basis assuming a 35% tax rate.

For yield calculation purposes, nonaccruing loans are included in the average loan balance.

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ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable Equivalent Basis

	Nine Months Ended
	September 30, 2013			September 30, 2012
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Assets
Federal funds sold & interest bearing bank balances	$78,107	$152	0.26%	$108,526	$214	0.26%
Securities	359,338	3,922	1.46	322,369	5,279	2.19
Loans	682,143	24,717	4.84	887,111	31,736	4.78

Total interest-earning assets	1,119,588	28,791	3.44	1,318,006	37,229	3.77

Other assets	72,855			70,605

Total	$1,192,443			$1,388,611

Liabilities and Shareholders’ Equity
Interest bearing demand deposits	$481,462	$593	0.16%	$517,094	$1,008	0.26%
Savings deposits	78,393	99	0.17	74,236	93	0.17
Time deposits	363,455	2,744	1.01	471,006	4,258	1.21
Short term borrowings	18,151	33	0.24	37,058	113	0.41
Long term debt	32,953	412	1.67	45,558	560	1.64

Total interest bearing liabilities	974,414	3,881	0.53	1,144,952	6,032	0.70

Non-interest bearing demand deposits	119,236			116,194
Other	10,940			9,914

Total Liabilities	1,104,590			1,271,060
Shareholders’ Equity	87,853			117,551

Total	$1,192,443		0.460%	$1,388,611		0.61%

Net interest income (FTE)/net interest spread		24,910	2.91%		31,197	3.07%

Net interest margin			2.98%			3.16%

Tax-equivalent adjustment		(1,336)			(1,780)

Net interest income		$23,574			$29,417

NOTES:	Yields and interest income on tax-exempt assets have been computed on a fully taxable equivalent basis assuming a 35% tax rate.

For yield calculation purposes, nonaccruing loans are included in the average loan balance.

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Nonperforming Assets / Risk Elements

(Dollars in Thousands)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Nonaccrual loans (cash basis)	$16,813	$18,047	$17,943	$57,780
Other real estate (OREO)	965	1,072	1,876	2,575

Total nonperforming assets	17,778	19,119	19,819	60,355
Restructured loans still accruing	5,289	1,691	3,092	3,113
Loans past due 90 days or more and still accruing	20	0	0	923

Total risk assets	$23,087	$20,810	$22,911	$64,391

Loans 30-89 days past due	$4,059	$3,233	$3,578	$5,435

Asset quality ratios:
Total nonaccrual loans to loans	2.46%	2.68%	2.55%	7.19%
Total nonperforming assets to assets	1.47%	1.60%	1.61%	4.75%
Total nonperforming assets to total loans and OREO	2.60%	2.84%	2.81%	7.49%
Total risk assets to total loans and OREO	3.37%	3.09%	3.25%	7.99%
Total risk assets to total assets	1.90%	1.75%	1.86%	5.07%
Allowance for loan losses to total loans	3.11%	2.99%	3.29%	4.57%
Allowance for loan losses to nonaccrual loans	126.40%	111.36%	129.11%	63.52%
Allowance for loan losses to nonaccrual and restructured loans still accruing	96.15%	101.82%	110.13%	60.27%

Roll Forward of Allowance for Loan Losses

	Three Months Ended		Nine Months Ended
(Dollars in Thousands)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Balance at beginning of period	$20,098	$36,235	$23,166	$43,715
Provision for loan losses	0	5,100	(1,400)	47,300
Recoveries	2,969	510	4,545	2,808
Loans charged-off	(1,815)	(5,145)	(5,059)	(57,123)

Balance at end of period	$21,252	$36,700	$21,252	$36,700

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About the Company

With $1.2 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Cautionary Note Regarding Forward-looking Statements:

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to enhancing long-term shareholder value through growth in earning assets and prudent balance sheet management, reducing expenses, and managing remaining asset quality issues. Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will enhance long-term shareholder value by growing earning assets and prudent balance sheet management, further reduce our expenses, or effectively manage remaining asset quality issues. Factors that could cause actual results to differ from those expressed or implied by the forward looking statements include, but are not limited to, the following: ineffectiveness of the Company’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions, volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.‘s Form 10-K for the fiscal year ended December 31, 2012, and the Form 10-Qs for the quarters ended and March 31, 2013 and June 30, 2013 and other filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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